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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                               ________________


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):   February 15, 2000
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                             VIGNETTE CORPORATION
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              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          Delaware                      000-25375                74-2769415
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(State or other jurisdiction           (Commission              (IRS Employer
of incorporation)                      File Number)          Identification No.)


                901 South Mopac Expressway, Austin, Texas 78746
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             (Address of Principal Executive Offices)  (Zip Code)


      Registrant's telephone number, including area code   (512) 306-4300
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On February 15, 2000, Vignette Corporation ("Vignette" or the "Company") announced that it completed the acquisition of DataSage, Inc., ("DataSage") a leading provider of e-marketing and personalization applications that help organizations create a comprehensive single enterprise-wide view of their customers.

Vignette acquired 100 percent of the outstanding stock and assumed all outstanding stock options of DataSage in exchange for approximately 3.16 million shares of Vignette common stock. Vignette will account for the transaction as a purchase. The Company will incur one-time acquisition costs and integration related charges associated with the transaction, which include costs associated with product integration, cross training and other merger related costs.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a) The Registrant is required to file the financial statements of DataSage, Inc. Such financial statements will be filed by amendment not later than 60 days after the date this report on Form 8-K must be filed.

          (b) The Registrant is required to file pro forma financial information in connection with the acquisition. Such pro forma financial information will be filed by amendment not later than 60 days after the date this report on Form 8-K must be filed.

          (c)  Exhibits:

               Exhibit
               Number      Description

               2.1 Agreement between Vignette Corporation and DataSage, Inc. dated January 7, 2000.

               99.1 Text of Press Release dated February 15, 2000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    VIGNETTE CORPORATION



Date:  February 28, 2000               By:  /s/ Gregory A. Peters
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                                           Gregory A. Peters
                                           President and
                                           Chief Executive Officer

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